Exhibit 10.1
Yuma Energy, Inc.
1177 West Loop South ● Suite 1825
Houston, Texas 77027
713 ● 968-7068
Fax 713 ● 968-7016

July 2, 2019

Anthony C. Schnur
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, Texas 77027

Re:
Amendment to Terms of Employment

Dear Mr. Schnur:

This letter is to confirm our understanding that as Chief Restructuring Officer (“CRO”) of Yuma Energy, Inc. (“Yuma” and collectively with its subsidiaries, the “Company”) you will be entitled to an annual salary of Two Hundred Forty Thousand Dollars ($240,000) (the “Base Salary”) plus a cash bonus of Twenty-Five percent (25%) of the Base Salary (the “Bonus”). Payment of the Base Salary will be made in accordance with normal payroll practices of the Company. Payment of the Bonus will be paid in three installments of 5%, 10% and 10%, at the end of four, eight and ten months from the date of your initial appointment as CRO, respectively, subject to Yuma’s liquidity. The Board of Directors of Yuma (“Board”) has approved the initial payment of $12,000, to be paid at your discretion subject to the Company’s operating liquidity or otherwise reflected as an account payable in the Company’s books and records.

Your employment as CRO of Yuma is “at will,” which means that either Yuma has the right to terminate, or you have the right to resign your employment, with or without cause, at any time, as long as a reasonable two-week notice is provided by either party.

You will be entitled to a termination bonus in the amount of Three Hundred Thousand Dollars ($300,000) (the “Termination Bonus”) if (a) your employment as CRO of Yuma is terminated by Yuma and such termination is based on a majority vote of the Board of Yuma where a majority of the members of the Board do not consist of some or all of Richard K. Stoneburner, James W. Christmas and Frank A. Lodzinski, and (b) you enter into a separation agreement and release of claims (the “Release”) with Yuma within 28 days of your receipt of the Release from Yuma. The payment of the Termination Bonus, if any, shall be made as promptly as reasonably possible, but in no event beyond sixty (60) days of the date that your employment as CRO is terminated.

[Signature Page Follows]

Sincerely,

/s/ Richard K. Stoneburner
Richard K. Stoneburner, Chairman of the Board

Agreed and Accepted:

/s/ Anthony C. Schnur
Anthony C. Schnur